Exhibit 99.2

Privileged & Confidential

Prepared at the Direction of Counsel

Close Press Release

Sharps Technology, Inc. Closes Over $400 Million Private Placement, Launching Solana Digital Asset Treasury Strategy

Transaction could raise up to $1 billion in aggregate gross proceeds if all of the warrants are exercised, which would make Sharps Technology one of the largest Solana treasury companies

Subscribers included preeminent financial institutions and digital asset market leaders such as ParaFi, Pantera, Monarq, FalconX, Phoenix Digital, Bastion Trading, RockawayX, Syncracy, Borderless, Republic Digital, Arche Capital, Arrington Capital, Hypersphere, Quantstamp, FinTech Collective, CoinList Alpha, Primitive Ventures and Avenir Group, among others

NEW YORK – August 28, 2025 – Sharps Technology, Inc. (the “Company” or “Sharps Technology”) (Nasdaq: “STSS” and “STSSW”) today announced the closing of its previously announced private placement offering of common stock and stapled warrants to purchase shares of common stock at a purchase price of $6.50 per unit. The transaction generated gross proceeds of over $400 million, and an additional $600 million could be raised if all of the warrants are exercised, which could increase total proceeds to $1 billion.

The Company will launch its digital asset treasury strategy under which the principal holding will be SOL, the native digital asset of the Solana blockchain. Solana is the fastest and most used public blockchain in the world, processing more transactions and generating more onchain fee revenue than all other blockchains combined.

The Company intends to use the net proceeds from the offering primarily to acquire SOL in the open market to establish its treasury operations, with additional funds allocated to working capital and general corporate purposes.

To support these efforts, Sharps Technology has signed a non-binding letter of intent (the “LOI”) with the Solana Foundation, a non-profit foundation based in Zug, Switzerland, dedicated to the decentralization, adoption, and security of the Solana ecosystem. Under the terms of the LOI, the Solana Foundation has committed to selling $50 million of SOL at a 15% discount to a 30-day time-weighted average price, which the Company would acquire solely from the proceeds of a public offering, subject to certain conditions being met.

The financing was supported by a broad syndicate of leading global financial institutions and digital asset investors, including ParaFi, Pantera, Monarq, FalconX, Phoenix Digital, Bastion Trading, RockawayX, Syncracy, Borderless, Republic Digital, Arche Capital, Arrington Capital, Hypersphere, Quantstamp, FinTech Collective, CoinList Alpha, Primitive Ventures, Avenir Group, and more.

“Solana is capable of handling any tradable asset, everywhere in the world, and demand is only increasing,” said Alice Zhang, Chief Investment Officer and Board Member of Sharps Technology. “With the backing of premier financial and digital asset investors, we believe we are well equipped to execute on our vision with our team’s extensive experience in the Solana ecosystem.”

“This transaction provides the foundation for what we see as a generational opportunity,” added Paul K. Danner, Executive Chairman of Sharps Technology. “Our capital base and experienced team enable us to execute a differentiated strategy designed to create meaningful, long-term value for our shareholders.”

To support the Company’s strategy, James Zhang will serve as Strategic Advisor to the Company, collaborating with top institutions including Monarq Asset Management, ParaFi and Pantera to scale the treasury initiative.

Privileged & Confidential

Prepared at the Direction of Counsel

Sharps Technology intends to provide regular updates on its SOL holdings and performance metrics to ensure maximum transparency for investors. The Company also plans to maintain and continue its business operations in medical device distribution.

Advisors

Cantor Fitzgerald & Co. served as lead placement agent to the Company, and Aegis Capital Corp. acted as co-placement agent to the Company.

Madison Global Partners, LLC served as a financial advisor to the Company.

Ellenoff Grossman & Schole LLP served as counsel to Sol Markets, the Company’s strategic advisor.

DLA Piper LLP (US) served as counsel to Cantor Fitzgerald & Co.

Kaufman & Canoles, P.C. served as counsel to Aegis Capital Corp.

Sichenzia Ross Ference Carmel LLP served as counsel to the Company.

Securities Act Disclaimer

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and DeFi projects involves substantial risk, including the risk of complete loss. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

Forward Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. This press release also includes express and implied forward-looking statements regarding the Company’s current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including the risk that we may fail to realize the anticipated benefits of the private placement and the transactions contemplated by the LOI, including the ability of the Company to execute on its digital asset treasury strategy, as well as risks related to economic conditions, fluctuations in the market price of SOL, and the evolving regulatory environment, as well as other factors. Forward-looking statements contained in this press release are made as of the date of this press release, and the Company undertakes no duty to update such information except as required under applicable law.

About Sharps Technology

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities that incorporate syringe technologies that use both passive and active safety features. Sharps Technology also offers products that are designed with specialized copolymer technology to support the pre-fillable syringe market segment. For additional information, please visit www.sharpstechnology.com.

The Company has adopted a digital asset treasury strategy focused on accumulating SOL, the native digital asset of the Solana blockchain, leveraging capital markets raises that produce consistent on-chain yield generation. Sharps Technology will provide access to the Solana network, the fastest and most used blockchain in the world.

Media Contact

Prosek Partners for Sharps Technology

Pro-SharpsTechnology@Prosek.com

Sharps Technology, Inc.

Proforma Balance Sheet as of June 30, 2025 and Statement of Operations

for the Year Ended December 31, 2024 and the Six months ended June 30, 2025

(unaudited)

	Six Months Ended June 30, 2025
	As Reported	Adjustments	Notes	Pro Forma
Net Revenue	$222,722	$(86,642)		$136,080
Cost of goods manufactured	524,663	(376,043)	(a)	148,620
Cost of goods - inventory reserve	730,086	(441,772)	(a)	288,314
Total cost of goods manufactured	1,254,749	(817,815)		436,934
Gross Margin (Loss)	(1,032,027)	731,173		(300,854)

Operating expenses:
Research and development	143,471	(41,070)	(a)	102,401
Selling, general and administrative	3,852,653	(777,091)	(a)	3,075,562
Total operating expenses	3,996,124	(818,161)		3,177,963
Loss from operations	(5,028,151)	1,549,334		(3,478,817)

Other income (expense):
Interest income (expense)	(530,038)	-		(530,038)
FMV adjustment on warrants	11,087,700	-		11,087,700
Foreign currency and other	(41,370)	41,352	(a)	(18)
Other income (expense):	-	-		-
Total Other income (expense)	10,516,292	41,352		10,557,644
Net Income (loss) Before Provision for Taxes	5,488,141	1,590,686		7,078,827
Deferred Tax Benefit	-	-		-
Net Income (Loss)	$5,488,141	$1,590,686		$7,078,827
Net income (loss) per share, basic and diluted	$10.45		(g)	$13.48
Weighted average shares used to compute net income (loss) per share, basic and diluted	525,185	-	(g)	525,185

	Year Ended December 31, 2024
	As Reported	Adjustments	Notes	Pro Forma
Net Revenue	$-	$-		$-

Operating expenses:
Research and development	2,471,762	(170,528)	(a)	2,301,234
Selling, general and administrative	7,154,948	(1,618,367)	(a)	5,536,581
Total operating expenses	9,626,710	(1,788,895)		7,837,815
Loss from operations	(9,626,710)	1,788,895		(7,837,815)

Other income (expense):
Interest income (expense)	(1,664,712)	-		(1,664,712)
FMV adjustment on warrants	3,016,936	-		3,016,936
Foreign currency and other	(41,825)	41,894	(a)	69
Other income (expense):	(1,009,891)	-		(1,009,891)
Total Other income (expense)	300,508	41,894		342,402
Net Income (loss) Before Provision for Taxes	(9,326,202)	1,830,789		(7,495,413)
Deferred Tax Benefit	30,000	-		30,000
Net Income (Loss)	$(9,296,202)	$1,830,789		$(7,465,413)
Net income (loss) per share, basic and diluted	$(2,219.72)	-	(g)	$(1,782.57)
Weighted average shares used to compute net income (loss) per share, basic and diluted	4,188	-	(g)	4,188

	June 30, 2025 Balance Sheet
	As Reported	Adjustments	Notes	Pro Forma
Assets:
Cash	$8,322,192	$-	(b)	$8,322,192
Tax Receivable - VAT	303,343	(303,343)	(b)	-
Accounts Receivable	136,080	-		136,080
Prepaid expenses and other current assets	101,524	(12,047)	(b)	89,477
Inventories, Net	1,631,794	(889,654)	(b)	742,140
Total Current Assets	10,494,933	(1,205,044)		9,289,889

Fixed Assets, net of accumulated depreciation	4,423,256	(4,299,642)	(c)	123,614
Other Assets	2,167,008	(2,076,945)	(c)	90,063
TOTAL ASSETS	17,085,197	(7,581,631)		9,503,566

Liabilities:
Accounts payable	$802,156	$-	(d)	$802,156
Accrued expenses and other	298,523	(72,709)	(d)	225,814
Warrant liability	1,312,848	-	(d)	1,312,848
Total Current Liabilities	2,413,527	(72,709)		2,340,817

Deferred Tax Liability	132,000	(132,000)	(d)	-
Total Liabilities	2,545,527	(204,709)		2,340,817

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding (2024: 0)
Common stock, $0.0001 par value; 1,666,667 shares authorized; 485,841 shares issued and outstanding in (2023: 6827)	101	-	(e)	101

Additional paid-in capital	42,623,842	-		42,623,842
Accumulated other comprehensive income	872,792	(872,792)		-
Accumulated deficit	(28,957,065)	(6,504,130)		(35,461,195)
Total Stockholders’ Equity	$14,539,670	$(7,376,922)	(f)	$7,162,748
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	17,085,197	(7,581,631)		9,503,566

(a)	reduction in revenue and expenses for entity being divested
(b)	reduction in current assets being divested
(c)	reduction in fixed assets & other long term assets being divested
(d)	reduction in current liabilities and deferred tax assets being divested
(e)	common stock as reported at June 30, 2025, no effect for subsequent events
(f)	net impact of divestiture on stockholders equity
(g)	proforma earnings per share gives effect to the divestiture and for the reverse split of 1:300 effective April 2025, not reflected in previously filed 10K on March 27, 2025.